EXHIBIT 23.1


                    Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Piccadilly Cafeterias, Inc. Amended and Restated 1993 Incentive Compensation Plan of our report dated July 27, 1998, with respect to the consolidated financial statements and schedule of Piccadilly Cafeterias, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission




                                          Ernst & Young LLP
New Orleans, Louisiana
January 12, 1999